Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2017, relating to the consolidated financial statements of Micronet Enertec Technologies, Inc. (“the Company”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Ziv Haft
Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

December 26, 2017